Exhibit 4.7 - Sixth Amendment Agreement Dated June 5, 2001


                            SIXTH AMENDMENT AGREEMENT

         This Sixth Amendment Agreement (this "Amendment") is made as of June 5, 2001, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as the same may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

         WHEREAS, each capitalized term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. No Additional Loans. Borrower, Agent and the Banks hereby agree that, on and after the date of this Amendment and notwithstanding anything in the Credit Agreement to the contrary, Borrower shall not request any additional Loans or Letters of Credit and the Banks shall not be obligated to make any further Loans and Agent shall not be obligated to issue any further Letters of Credit; provided, however, that, on and after the date hereof and notwithstanding anything in the Credit Agreement to the contrary, Borrower may
(a) reborrow any LIBOR Loan that is in Italian Lira at the end of each Interest Period applicable thereto (provided that Borrower shall not select an Interest Period greater than one (1) month), or (b) extend the expiry date of or replace any existing Letter of Credit, so long as the Letter of Credit Exposure is not increased. Borrower hereby confirms that as of the date hereof the outstanding principal balance of all loans and the Letter of Credit Exposure is One Hundred Eleven Million Three Hundred Seventy-Seven Thousand Nine Hundred Sixty-One and 68/100 Dollars ($111,377,961.68).

         2. Default Rate. Borrower, Agent and the Banks hereby agree that, on and after the date of this Amendment and notwithstanding anything in the Credit Agreement to the contrary, (a) the aggregate principal amount of Loans outstanding shall bear interest at the Default Rate, and (b) the fee for the aggregate undrawn face amount of issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the then applicable fee from time to time in effect pursuant to Section 2.1B of the Credit Agreement.


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     3. Amendments to Definitions.  Article I of the Credit  Agreement is hereby amended to delete the definitions of "Default Rate", "Loan Documents" and "Total Commitment Amount" therefrom in their entirety and to insert in place thereof, respectively, the following:
                  "Default Rate" shall mean (a) with respect to Prime Rate Loans, a rate per annum equal to two percent (2%) in excess of the Adjusted Prime Rate from time to time in effect, and (b) with respect to LIBOR Loans, a rate per annum equal to three percent (3%) in excess of the Derived LIBOR Rate from time to time in effect. Anything in this definition to the contrary notwithstanding, after the occurrence of an Event of Default pursuant to Section 7.1 of this Agreement, the Default Rate shall, at the direction of the Majority Banks, be increased by an additional two hundred (200) basis points.

                  "Loan Documents" shall mean this Agreement, each Note, each Guaranty of Payment, each Security Document, the Subordination Agreement, each Assumption Agreement, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Total Commitment Amount" shall mean the obligation hereunder of the Banks, during the Commitment Period, to make Loans and to participate in the issuance of Letters of Credit up to the maximum aggregate principal amount of One Hundred Eleven Million Three Hundred Seventy-Seven Thousand Nine Hundred Sixty-One and 68/100
           Dollars ($111,377,961.68) (or such lesser amount as shall be determined pursuant to Section 2.5 hereof). For purposes of calculating the amount of Loans outstanding with respect to the Total Commitment Amount, the amount utilized by each Eurocurrency Loan shall be the Dollar Equivalent amount of each such Eurocurrency Loan as of the most recent Interest Adjustment Date.

     4. New Definitions. Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

                  "Assumption Agreement" shall mean the Assumption Agreement, in form and substance satisfactory to Agent, among Speedline, Borrower, Agent and the Banks, as the same may from time to time be amended, restated or otherwise modified.

                  "Capital Distribution" shall mean a payment made, liability incurred or other consideration given for the purchase, acquisition, redemption or retirement of any capital stock or other equity interest of any Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of the Company in question) in respect of any Company's capital stock or other equity interest.

                  "Collateral Agency and Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement among the Collateral Agent, LIFO Agent, the LIFO Banks, the Line of Credit Lenders, the Noteholders, Agent and the Banks, dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.


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                  "CTC  Company" shall  mean  Casting  Technology  Company,  an
           Indiana  general partnership,   Amcast  Casting  Technologies,  Inc.,
           an Indiana  corporation,  or Izumi, Inc., a Delaware corporation.

                  "CTC Transaction" shall mean the acquisition by Borrower of all of the outstanding common stock of Izumi, Inc., a Delaware corporation, and the related transactions in connection therewith, as set forth in the Stock Purchase Agreement, dated as of May 31, 2001, between Borrower and Izumi Industries, Ltd., a Japanese corporation.

                  "LIFO Agent" shall mean KeyBank National Association, as agent for the LIFO Banks under the LIFO Credit Agreement, together with its successors and assigns.

                  "LIFO  Banks"  shall mean the banking  institutions  listed on
           Schedule 1 to the LIFO Credit Agreement, together with their respective successors and assigns.

                  "LIFO Credit Agreement" shall mean the Last-In-First-Out Credit Agreement among Borrower, the LIFO Banks and the LIFO Agent, dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

                  "Restricted  Payment" shall mean, with respect to any Company,
           (a) any Capital Distribution, (b) any Stock Repurchase, or (c) any amount paid by such Company in repayment, redemption, retirement, repurchase, direct or indirect, of any Subordinated Indebtedness.

                  "Speedline" shall mean ASW International I, B.V., or any of it's Subsidiaries.

                  "Subordination, Waiver and Consent Agreement" shall mean the Subordination, Waiver and Consent Agreement among the Collateral Agent, LIFO Agent, the LIFO Banks, the Line of Credit Lenders, the Noteholders, Agent and the Banks, dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

         5. Replacement of Intercreditor Definitions. To the extent that the definitions contained in the Collateral Agency and Intercreditor Agreement are different from the respective definitions added to the Credit Agreement through the Fifth Amendment Agreement and the Exhibit G attached thereto, Article I and Exhibit G of the Credit Agreement are hereby amended to conform the definitions contained in Article I and Exhibit G to the definitions contained in the Collateral Agency and Intercreditor Agreement.

     6. Replacement of Section 5.8. The Credit Agreement is hereby amended to delete Section 5.8 (Liens) therefrom in its entirety and to insert in place thereof the following:

                  SECTION 5.8. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:


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                  (a) Liens  for  taxes  not yet due or that are being  actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

                  (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                  (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment (other than a CTC Company);

                  (d) Liens  existing as of the Closing  Date and  described  on
           Schedule 5.8 hereto (with the understanding, however, that the Indebtedness secured by such Liens may be extended, renewed, or replaced by Indebtedness of the same amount);

                  (e) Liens granted to the Collateral Agent to secure the Obligations, so long as any such Liens granted to the Collateral Agent to secure the Noteholder Obligations or the Line of Credit Obligations are at all times subject to the Intercreditor Provisions, or other intercreditor provisions otherwise satisfactory to Agent and the Majority Banks;

                  (f) the Liens on the property or assets of Casting granted to Bank One, Indiana, National Association pursuant to the CTC Documents, as defined in the CTC Forbearance Agreement (as defined in the Subordination, Waiver and Consent Agreement);

                  (g) Liens on the assets of Speedline S.r.l. in connection with the Indebtedness permitted pursuant to Section 5.25(f) hereof; or

                  (h) Liens granted to the LIFO Agent, for the benefit of the LIFO Banks, pursuant to the LIFO Credit Agreement.

     7. Replacement of Section 5.10. The Credit Agreement is hereby amended to delete Section 5.10 (Investments and Loans) therefrom in its entirety and to insert in place thereof the following:
                  SECTION 5.10. INVESTMENTS AND LOANS. No Company shall, without the prior written consent of Agent and the Majority Banks, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees only for Indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided that this Section shall not apply to (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business, (ii) the holding of Subsidiaries listed on Schedule 6.1 hereto, (iii) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment (other than a CTC Company), or (iv) the guaranties by and loans from a Company as listed on Schedule 5.10 hereto, provided that no such Company shall increase the principal amounts thereof.


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         8.  Replacement of Section 5.11. The Credit Agreement is hereby amended to delete Section 5.11 (Merger and Sale of Assets) therefrom in its entirety and to insert in place thereof the following:

                  SECTION 5.11. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of it's assets to any Person.

     9. Replacement of Section 5.12. The Credit Agreement is hereby amended to delete Section 5.12 (Acquisitions) therefrom in its entirety and to insert in place thereof the following:

                  SECTION 5.12. ACQUISITIONS. On and after June 5, 2001, no Company shall acquire or permit any Subsidiary to acquire the assets or stock or other equity interest of any other Person; provided, however, that, notwithstanding the foregoing, effective as of May 31, 2001, Borrower shall be permitted enter into the CTC Transaction.

         10. Replacement of Section 5.22. Article V of the Credit Agreement is hereby amended to delete Section 5.22 (Stock Repurchases) therefrom in its entirety and to insert in place thereof the following:

                  SECTION 5.22. RESTRICTED PAYMENTS. No Company shall make or commit itself to make any Restricted Payment, except that: (a) any Subsidiary may make Capital Distributions to Borrower or a Guarantor of Payment; and(b) employees of Borrower may exercise employee options through a "cashless exercise".

         11. Addition of New Sections. The Credit Agreement is hereby amended to add the following new Sections 5.25, 5.26 and 5.27 thereto:

                  SECTION 5.25.  BORROWING.  No Company  shall create,  incur or have outstanding any obligation for borrowed money or any Indebtedness of any kind; provided, however, that this Section shall not apply to (a) the Loans, Letters of Credit or any other Indebtedness under this Agreement; (b) the Indebtedness under the LIFO Credit Agreement; (c) the Indebtedness under the Note Agreements (including the PIK Interest, as defined in the Subordination Agreement), so long as the aggregate principal amount thereof is not increased; (d) the Indebtedness under the Line of Credit Documents;
           (e) the Indebtedness set forth in Schedule 5.25 hereto (including any refinancing thereof, provided that no Company shall increase the principal amount thereof); (f) Indebtedness of Speedline S.r.l. up to the aggregate principal amount not to exceed Twenty-Nine Million Dollars ($29,000,000) (or the equivalent amount of Italian Lira); and
           (g) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment and not a CTC Company.

                  SECTION 5.26. ACCOUNT DEBTOR NOTICE. Borrower shall provide immediate written notice to Agent and the Banks (a) if any account debtor with obligations owing to the Companies in excess of the aggregate, for all Companies of One Hundred Thousand Dollars ($100,000), shall be in default of any of such obligations or (b) if any account debtor with obligations owing to the Companies in excess of the aggregate, for all Companies, of One Hundred Thousand Dollars ($100,000) shall assert any right of set-off, deduction or counterclaim with respect to any account.

                  SECTION 5.27. ASSUMPTION OF DEBT. Upon request of Agent whenever made, Borrower shall deliver to Agent and the Banks an Assumption Agreement executed by Speedline wherein Speedline shall have assumed a portion of the Debt as its direct obligation, with such portion of the Debt being directly equivalent to the amount of the Loans granted to Borrower for the benefit of Speedline (other than as consideration for the initial acquisition of the Speedline shares). In addition, concurrently with the delivery of such Assumption Agreement, Borrower shall deliver to Agent such Security Documents (or such foreign equivalents), charter documents and approving resolutions (or foreign equivalent) of Speedline, and opinions of counsel to Speedline as Agent may deem necessary or appropriate.

         12. Financial Covenant Amendment. Upon the Financial Covenant Amendment, as defined in the LIFO Credit Agreement, becoming effective under the LIFO Credit Agreement, the terms of such Financing Covenant Amendment shall be deemed incorporated herein as though written herein and Borrower shall comply with the same.

         13. Replacement of Schedule 4. The Credit Agreement is hereby amended to replace Schedule 4 (Line of Credit Obligations) thereto with Schedule 4 attached hereto.

         14.      Collateral Audits; Real Estate Matters.
                  --------------------------------------

         (a) Borrower, Agent and the Banks hereby agree that (i) such Persons as Agent and the Majority Banks shall approve, in their discretion, shall perform a collateral audit, field exam and appraisal of the personal and real property of the Companies, the costs and expenses of which shall be paid for by Borrower;
(ii) Borrower shall select and retain a turnaround management firm acceptable to Agent and the Majority Banks, the fees and expenses of which shall be paid for by Borrower; and (iii) Agent and the Banks shall have retained a turnaround financial advisor acceptable to Agent and the Majority Banks, the fees and expenses of which shall be paid for by Borrower; and

         (b)      Borrower, Agent and the Banks further agree as follows:


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                  (i) within sixty (60) days of the date hereof,  Borrower shall
           have  delivered  to  Agent  an  amendment,   in  form  and  substance
           satisfactory to Agent, executed by Elkhart Products Corporation to each Mortgage filed of record in Elkhart County, Indiana and Adams County, Indiana, respectively, which amendments shall correct the name and address of the debtor contained in Section 12 of each such Mortgage;

                  (ii) within sixty (60) days of the date hereof, with respect to each Mortgaged Real Property, or such thereof as Agent may require, at Borrower's cost and expense, Borrower shall have caused to be delivered a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) (unless such form is unavailable in any particular state, in which case Borrower shall provide such other form of a Loan Policy of title insurance as may reasonably requested by Agent) issued by a title company satisfactory to Agent (collectively, the "Loan Policies" and, individually, a "Loan
           Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each Mortgage to be a valid first priority Lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as permitted pursuant to the Credit Agreement, with waiver of any survey exceptions and such other standard exceptions as Agent may require, and with such endorsements and affirmative insurance as Agent, in its reasonable discretion, may require;

                  (iii) within sixty (60) days of the date hereof, Borrower shall provide to Agent, with respect to each Mortgaged Real Property, or such thereof as Agent may require, at Borrower's cost and expense, environmental reports or studies prepared by environmental engineering firms acceptable to Agent (the "Reports"), which Reports shall be in form acceptable to Agent, in its sole discretion;

                  (iv) within sixty (60) days of the date hereof, Borrower shall provide to Agent with respect to each Mortgaged Real Property, or such thereof as Agent may require, at Borrower's cost and expense,
           (i) a current (certified not more than sixty (60) days prior to the date of such request) survey of the such Mortgaged Real Property, prepared by a licensed surveyor acceptable to Agent, certified to Agent, the Collateral Agent and the Lenders and the title company pursuant to certificate of survey acceptable to Agent; such survey shall be in form and substance acceptable to Agent, in its sole discretion, shall be made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys" adopted by the American Land Title Association in 1992; (ii) a copy of the certificate of occupancy for each building located on each such Mortgaged Real Property; (iii) evidence satisfactory to Agent of compliance with all building and zoning codes applicable to the Mortgaged Real Property,
           (iv) evidence of the availability and adequacy of utilities for the buildings located on the Mortgaged Real Property; and (v) evidence, satisfactory to Agent, that no portion of any of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency; and

                  (v) Borrower shall have satisfied such other conditions as Agent and the Majority Banks may reasonably require.

         15. The effectiveness of this Agreement is further conditioned on Borrower complying with the following provisions concurrently (or with respect to subpart (b) below, within fourteen (14) days hereof) with the execution hereof:


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                  (a) Borrower shall provide to Agent Schedules 5.10 and 5.25 to the Credit Agreement, in form and substance satisfactory to Agent and the Majority Banks and Borrower shall provided to Agent and the Banks
           a  replacement  of  any  other   Schedule,   in  form  and  substance
           satisfactory to Agent and the Majority Banks, that is no longer accurate;

                  (b) with respect to the CTC Companies, Borrower shall cause to be delivered to Agent a Guaranty of Payment and such Security Documents as Agent shall require, properly executed by the CTC Companies, together with such corporate governance documents and an opinion of counsel as Agent shall request;

                  (c) Borrower shall cause each Guarantor of Payment to consent and agree to and acknowledge the terms of this Agreement by executing the Guarantor Acknowledgment and Agreement attached hereto;

                  (d) concurrently with the execution of this Amendment, Borrower shall pay the reasonable costs and expenses incurred by any Bank under or with respect to foreign currency swap transactions relating to LIBOR Loans in Italian Lira outstanding on and after March 4, 2001; and

                  (e) concurrently with the execution of this Amendment, Borrower shall pay all legal fees and expenses of Agent in connection with this Amendment, the Credit Agreement, and the LIFO Credit Agreement.

         16. Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (a) Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Amendment constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         17. Credit Agreement Unaffected. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.


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         18. Waiver.  Borrower and each  Subsidiary,  by signing  below,  hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         19. Counterparts This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         20. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.
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         21. JURY TRIAL WAIVER.  BORROWER,  AGENT,  THE BANKS AND EACH GUARANTOR
HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF.

                                          AMCAST INDUSTRIAL CORPORATION

                                          By:     /s/ Francis J. Drew
                                          Name:       Francis J. Drew
                                          Title:      CFO


                                          KEYBANK NATIONAL ASSOCIATION,
                                             as Agent and as a Bank

                                          By:     /s/ Alan J. Ronan
                                          Name:       Alan J. Ronan
                                          Title:      S.V.P.


                                          INTESABCI - CHICAGO BRANCH
                                             (successor in interest to Banca
                                             Comerciale Italiana)

                                          By:     /s/ E. Bermant
                                          Name:       E. Bermant
                                          Title:      FVP/Deputy Manager

                                          and     /s/ Frank Maffei
                                          Name:       Frank Maffei
                                          Title:      Vice President


                                          THE BANK OF NEW YORK

                                          By:     /s/ Stephen C. Brennan
                                          Name:       Stephen C. Brennan
                                          Title:      Vice President

                                          BANK ONE INDIANA, N.A.

                                          By:     /s/ Michael A. Reeves
                                          Name:       Michael A. Reeves
                                          Title:      Vice President


                                          CREDIT AGRICOLE INDOSUEZ
                                             (successor in interest to Caisse
                                             Nationalede Credit Agricole)

                                          By:     /s/ Larry Materi
                                          Name:       Larry Materi
                                          Title:      Vice President

                                          and     /s/ Paul A. Dytrych
                                          Name:       Paul A. Dytrych
                                          Title:      V.P./ Sr.Relationship Mgr.


                                          COMERICA BANK

                                          By:     /s/ A. J. Anderson
                                          Name:       A. J. Anderson
                                          Title:      First Vice President


                                          UNICREDITO ITALIANO SPA

                                          By:   /s/ Christopher J. Eldin
                                          Name:     Christopher J. Eldin
                                          Title:    F.V.P. & Deputy Manager

                                          and   /s/ Saiyed A. Abbas
                                          Name:     Saiyed A. Abbas
                                          Title:    Vice President


                                          SANPAOLO IMI S.p.A.

                                          By:   /s/ Luca Sacchi
                                          Name:     Luca Sacchi
                                          Title:    V.P.

                                          and   /s/ Carlo Persico
                                          Name:     Carlo Persico
                                          Title:    G.M.

                                          NATIONAL CITY BANK
                                             (successor in interest to
                                             National City Bank of Dayton)

                                          By:   /s/ Neal J. Hinker
                                          Name:     Neal J. Hinker
                                          Title:    Senior Vice President


                                          BANK ONE INDIANA, N.A.
                                             (successor by merger to NBD Bank)

                                          By:   /s/ Michael A. Reeves
                                          Name:     Michael A. Reeves
                                          Title:    Vice President


                                          FIRSTAR BANK, N.A.
                                             (fka STAR BANK, N.A.)

                                          By:   /s/ Greg Wilson
                                          Name:     Greg Wilson
                                          Title:    AVP/Its Attorney-In-Fact

                     GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Sixth Amendment Agreement dated as of June 5, 2001. Each of the undersigned specifically acknowledges the terms of and consent to the waivers set forth therein. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranties of Payment of Debt executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

         Each of the  undersigned  further  agrees with Agent and the Banks that
(a) Section 9 of the Guaranty of Payment  executed by each of  undersigned,  (b)
Section 16 of the Security  Agreement  executed by each of the undersigned,  (c)
Section 19 of the Collateral Assignment and Security Agreement executed by each of the undersigned, and (d) Section 9 of the Pledge Agreement executed by each of the undersigned each are hereby amended to delete the text of each of such sections therefrom in their entirety and to insert in place thereof the following:

                  Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the undersigned's liability hereunder (or, if applicable, the amount secured by this Agreement) exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of the undersigned from other affiliates of Borrower) would not render the rights to payment of Agent and the Banks hereunder void, voidable or avoidable under any applicable fraudulent transfer law.

         Each of the undersigned, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any of the undersigned is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         JURY TRIAL WAIVER. BORROWER, AGENT, THE BANKS AND EACH GUARANTOR HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT, THE BANKS, EACH GUARANTOR, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT'S OR ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER, AGENT, THE BANKS AND GUARANTORS, OR ANY THEREOF.


                                         ELKHART PRODUCTS CORPORATION
                                         AMCAST AUTOMOTIVE OF INDIANA,
                                         INC. (fka Wheeltek, Inc.)
                                         AS INTERNATIONAL, INC.

                                          By:
                                          Name:
                                          Title:


                                          AMCAST INVESTMENT SERVICES
                                             CORPORATION

                                          By:
                                          Name:
                                          Title:

                                   Schedule 4

                             Line of Credit Lenders

  Lender                                             Maximum Amount of Facility

  KeyBank National Association                             $10,000,000

  Firstar Bank, National Association                       $12,032,783